Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Premium Income Municipal Fund 2
33-64412, 811-07792

The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009 and October 13, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
          19,813,426
                   2,090
   Against
            2,079,895
                         -
   Abstain
               746,514
                         -
   Broker Non-Votes
            4,820,879
                         -
      Total
          27,460,714
                   2,090



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
          19,634,602
                   2,090
   Against
            2,225,144
                         -
   Abstain
               784,269
                         -
   Broker Non-Votes
            4,816,699
                         -
      Total
          27,460,714
                   2,090



To approve the elimination of the fundamental policy relating to commodities.


   For
          19,057,451
                   2,090
   Against
            2,787,725
                         -
   Abstain
               794,659
                         -
   Broker Non-Votes
            4,820,879
                         -
      Total
          27,460,714
                   2,090



To approve the new fundamental policy
relating to commodities.


   For
          19,031,692
                   2,090
   Against
            2,796,236
                         -
   Abstain
               811,907
                         -
   Broker Non-Votes
            4,820,879
                         -
      Total
          27,460,714
                   2,090



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014920.